Wachovia SBA Lending, Inc. Series 1999-1 Servicer’s Certificate	Record Date: Determination Date: Distribution Date:	02/29/2004 03/10/2004 03/15/2004

		Original	Beginning
	Certificate	Certificate	Certificate
Class	Rate	Balance	Balance	Interest
A	1.8000%	94,012,000.00	41,642,316.98	59,998.57
Factors per Thousand				0.63820119
M	2.3200%	2,888,000.00	1,277,491.43	2,372.36
Factors per Thousand				0.82145429
B	3.3000%	4,189,247.00	1,857,951.43	4,907.74
Factors per Thousand				1.17150887
Pool		101,089,247.00	44,777,759.84	67,278.67
Totals				0.66553735

[Additional columns below]

[Continued from above table, first column(s) repeated]

			Total Class		Ending
		Liquidated	Principal	Total	Certificate
Class	Principal	Losses	Distribution	Distribution	Balance
A	346,829.34	22,647.78	369,477.12	429,475.69	41,272,839.86
Factors per Thousand	3.68920287		3.93010594	4.56830713	439.01671978
M	10,665.94	696.48	11,362.42	13,734.78	1,266,129.01
Factors per Thousand	3.69319252		3.93435596	4.75581025	438.41032202
B	15,439.51	1,008.19	16,447.70	21,355.44	1,841,503.73
Factors per Thousand	3.68550959		3.92617098	5.09767985	439.57869517
Pool	372,934.79	24,352.45	397,287.24	464,565.91	44,380,472.60
Totals	3.68916379		3.93006429	4.59560165	439.02268458

Certificate Information

		Interest	Adjusted
		Distribution	Interest
	Accrued	Amount	Distribution	Remittance	Shortfall
Class	Interest	Adjustment	Amount	Rate	Amounts
A	62,463.60	(2,465.03)	59,998.57	1.8000%	0.00
M	2,469.90	(97.54)	2,372.36	2.3200%	0.00
B	5,109.30	(201.56)	4,907.74	3.3000%	0.00

HSBC Bank USA
Issuer Services	Susie Moy
10 East 40th Street, 14th Floor	Phone: 212-525-1362
New York, NY 10016-0200	Fax: 212-525-1300

Wachovia SBA Lending, Inc. Series 1999-1 Servicer’s Certificate	Record Date: Determination Date: Distribution Date:	02/29/2004 03/10/2004 03/15/2004

Schedule of Remittance

Aggregate Amount Received	743,314.28
Amount Available in the Spread Account	1,707,204.60
Interest Earnings on Spread Account	489.83
Letter of Credit Available Amount	6,352,792.17
Monthly Advances	0.00
(Servicing Fee) *	(39,818.76)
(Premium Protection Fee)	(43,462.37)
(Unreimbursed Monthly Advances)	0.00

Available Funds	8,720,519.75

Bond Interest Distributed	67,278.67
Bond Principal Distributed	397,287.24
Escrow Fee	2,238.89
Specified Spread Account Requirement	1,682,852.15
Letter of Credit Available Amount	6,352,792.17
Spread Excess Distributed to Spread Acct Depositor	218,070.63

8,720,519.75

*	In the calculation of Servicing Fee, the Company computes the amount based upon the product of the total interest collected and the ratio of the Servicing Fee rate as specified in the Agreement over the prior month weighted average customer rate.

Collateral Information

Aggregate Beginning Principal Balance of Loans		44,777,759.84
Aggregate Ending Principal Balance of Loans		44,380,472.60
Principal Prepayments (Number / Amount)	2	146,737.61
Curtailments		8,125.00
Excess and Monthly Payments		218,072.18
Recoveries on Previous Realized Losses		76,879.58
Interest Received		293,499.91
Amount of Monthly Advance		0.00
Compensating Interest		187.46
Unguaranteed Percentage of Liquidated Losses		0.00
Unguaranteed Percentage of Loans Delinquent 24 mos or Uncollectible		24,352.45
Specified Spread Account Requirement		1,682,852.15
Transfer from Spread Account to Certificate Account		0.00
Amount on Deposit in Spread Account after all required transfers		1,900,922.78
LOC Available Amount as a percentage of Pool Principal Balance		14.31%
Weighted Average SBA Loan Interest Rate		5.902%
Weighted Average Maturity		179.926
Servicer Withdrawals from Principal and Interest Account
Accrued Unpaid Servicing Fees		$0.00
Unreimbursed Monthly / Servicing Advances		$0.00
Investment Earnings on Permitted Instruments		$0.00
Funds deposted in the account in error		$0.00
Servicing Compensation (paid prior month)		$46,192.18

HSBC Bank USA
Issuer Services	Susie Moy
10 East 40th Street, 14th Floor	Phone: 212-525-1362
New York, NY 10016-0200	Fax: 212-525-1300

Wachovia SBA Lending, Inc. Series 1999-1 Servicer’s Certificate	Record Date: Determination Date: Distribution Date:	02/29/2004 03/10/2004 03/15/2004

Exhibit K

Outstanding Balance — Pool	44,380,472.60
# Accounts	338

Outstanding Balance — Gross	130,282,556.54
# Accounts	338

Delinquent Information	# Loans	Pool Amount	Pool %
Delinquent 1-29 Days	52	7,377,721.25	16.624%
Delinquent 30-59 Days	1	48,727.20	0.110%
Delinquent 60-89 Days	0	0.00	0.000%
Delinquent 90-179	4	180,823.97	0.407%
Delinquent 180-719	0	0.00	0.000%
Delinquent 720 and Over	0	0.00	0.000%
Loans in Foreclosure	0	0.00	0.000%
REO Property	0	0.00	0.000%

Totals	57	7,607,272.42	17.141%

Delinquent Information	# Loans	Gross Amount	Gross %
Delinquent 1-29 Days	52	19,659,880.96	15.090%
Delinquent 30-59 Days	1	194,908.62	0.150%
Delinquent 60-89 Days	0	0.00	0.000%
Delinquent 90-179	4	723,294.92	0.555%
Delinquent 180-719	0	0.00	0.000%
Delinquent 720 and Over	0	0.00	0.000%
Loans in Foreclosure	0	0.00	0.000%
REO Property	0	0.00	0.000%

Totals	57	20,578,084.50	15.795%

HSBC Bank USA
Issuer Services	Susie Moy
10 East 40th Street, 14th Floor	Phone: 212-525-1362
New York, NY 10016-0200	Fax: 212-525-1300

Wachovia SBA Lending, Inc. Series 1999-1 Servicer’s Certificate	Record Date: Determination Date: Distribution Date:	02/29/2004 03/10/2004 03/15/2004

Series 1999-1

The following additional information, presented in dollars, pursuant to Section 6.09 subclauses (ii), (iii), (iv), (v), (x) and (xii), is provided for each Class per $1,000 original dollar amount as of the Cut-off date.

Sub-Clause	Class A	Class M	Class B	Pool

(ii)	443	442	444	443
(iii)	0	0	0	1
(iv)	0	0	0	0
(v)	0	0	0	2
(x) (a&b) (i)	1	1	1	1
(ii)	0	0	0	0
(iii)	0	0	0	0
total	1	1	1	1
(x) (c&d) (i)	4	4	4	4
(ii)	0	0	0	0
(iii)	0	0	0	0
(iv)	0	0	0	0
(v)	0	0	0	0
(vi)	0	0	0	0
(vii)	0	0	0	0
total	4	4	4	4
(xii)	439	438	440	439

HSBC Bank USA
Issuer Services	Susie Moy
10 East 40th Street, 14th Floor	Phone: 212-525-1362
New York, NY 10016-0200	Fax: 212-525-1300

Wachovia SBA Lending, Inc. Series 1999-1 Servicer’s Certificate	Record Date: Determination Date: Distribution Date:	02/29/2004 03/10/2004 03/15/2004

I, Stephanie Callahan, Assistant Vice President, represent that Wachovia SBA Lending, Inc., complied with section 6.09 of the Pooling and Servicing Agreement dated February 28, 1999 pertaining to Series 1999-1 in preparing the accompanying Servicer’s Certificate.

Wachovia SBA Lending, Inc.

By: /s/ Stephanie Callahan

Name: Stephanie Callahan
Title: Assistant Vice President

HSBC Bank USA
Issuer Services	Susie Moy
10 East 40th Street, 14th Floor	Phone: 212-525-1362
New York, NY 10016-0200	Fax: 212-525-1300